ANNEX F


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 11, 1997

                   THE FIRST AMERICAN FINANCIAL CORPORATION
              (Exact Name of Registrant as Specified in Charter)

CALIFORNIA                         0-3658              95-1068610
(State or Other Jurisdiction       (Commission         (IRS Employer
of Incorporation)                  File Number)        Identification No.)

114 EAST FIFTH STREET, SANTA ANA, CALIFORNIA         92701-4642
(Address of Principal Executive Offices)            (Zip Code)

(714) 558-3211
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)


ITEM 5.   OTHER EVENTS.

     See the attached Exhibit.


ITEM 7.   EXHIBITS.

     99 Press Release of The First American Financial Corporation dated December 12, 1997.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              THE FIRST AMERICAN FINANCIAL CORPORATION
                              (Registrant)


Date: January 23, 1998        By:  /S/ THOMAS A. KLEMENS
                              Name:     Thomas A. Klemens
                              Title:    Executive Vice President and Chief
                                        Financial Officer

                                  EXHIBIT 99

                              CONTACT:  Thomas A. Klemens,
                                        Chief Financial Officer
                                        (714) 558-3211, ext. 7442

                       FIRST AMERICAN FINANCIAL DECLARES
                  STOCK SPLIT AND REGULAR QUARTERLY DIVIDEND

SANTA ANA, CALIFORNIA, DECEMBER 12, 1997

At its December meeting yesterday, the board of directors of The First American Financial Corporation (NYSE: FAF) declared a three-for-two stock split, as well as a regular quarterly cash dividend of 20 cents per Common share on a pre-split basis.

The stock split will be effected in the form of a 50 percent stock dividend, which will be distributed on January 15, 1998, to First American shareholders of record on January 1, 1998. After the split, the number of shares outstanding will be approximately 17,365,000. Fractional shares will be paid in cash based on the last sale price of First American Common shares on December 31, 1997, adjusted pro forma for the stock split.

In order to implement the stock split, the Board of Directors also approved an amendment to the Company's certificate of incorporation, which will increase the number of its authorized shares of capital stock from 24,000,000 to 36,000,000. The par value of such shares will remain at $1.

The cash dividend is payable January 15, 1998, to shareholders of record on December 31, 1997. The company has paid a cash dividend every year since 1909.

The First American Financial Corporation, based in Santa Ana, California, is the nation's leading provider of real estate-related financial and information services. The corporation's subsidiaries include First American Title Insurance Company, a national and international title insurer; First American Real Estate Information Services, Inc., which offers tax monitoring, credit reporting, flood certification, mortgage loan servicing systems, appraisal services, mortgage document preparation and field inspection services nationally; First American Home Buyers Protection Corporation, a home warranty company; and First American Capital Management, an investment advisory firm. The Corporation also operates First American Trust Company and First Security Thrift Company in Southern California. First American Financial has more than 10,000 employees in over 400 branch offices in the United States and abroad. Information about the Company's subsidiaries and an archive of its press releases can be found at http://www.firstam.com on the Internet.

                                     # # #

                                                                         ANNEX G


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 30, 1997

                    THE FIRST AMERICAN FINANCIAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

CALIFORNIA                           0-3658                  95-1068610
(State or Other Jurisdiction         (Commission             (IRS Employer
of Incorporation)                    File Number)            Identification No.)

114 EAST FIFTH STREET, SANTA ANA, CALIFORNIA                 92701-4642
(Address of Principal Executive Offices)                     (Zip Code)

(714) 558-3211
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)



ITEM 5.  OTHER EVENTS.

         See the attached Exhibit.


ITEM 7.  EXHIBITS.

     99 Press Release of The First American Financial Corporation dated December 2, 1997.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       THE FIRST AMERICAN FINANCIAL CORPORATION
                                       (Registrant)


Date: January 27, 1998                 By: /S/ THOMAS A. KLEMENS
                                       Name:  Thomas A. Klemens
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                                                                      EXHIBIT 99

                                  CONTACT:  John Long
                                            First American Real Estate Solutions
                                            President
                                            1-800-449-8732

                                            Janis Lamar
                                            Experian
                                            Director, External Affairs
                                            (714) 385-7814

                      FIRST AMERICAN FINANCIAL AND EXPERIAN
                     COMPLETE AGREEMENT TO FORM NEW COMPANY
             FIRST AMERICAN REAL ESTATE SOLUTIONS WILL BE THE LEADER
           IN MORTGAGE LENDING SERVICES WITH $450 MILLION IN REVENUES


SANTA ANA, CALIFORNIA, DECEMBER 2, 1997

The First American Financial Corporation (NYSE: FAF) and Experian Group announced today that they have completed the previously announced merger of their respective real estate information subsidiaries into a new company, effective January 1, 1998. First American Real Estate Solutions, LLC, is 80 percent-owned by First American Financial and Experian owns the remaining 20 percent. Other businesses of the respective companies, including Experian's credit division and First American's title insurance operations, were not part of this transaction.

The  combination  of First  American  Real  Estate  Information  Services,  Inc.
(Information Services) and Experian's Real Estate Solutions (Experian RES) results in the nation's largest and most diverse provider of information technology and decision support solutions for the mortgage and real estate industries. First American Real Estate Solutions will have annual revenues of more than $450 million and a combined staff of 4,000. The venture combines RES's property data and title information services with all of Information Service's businesses, with the exception of Excelis, Inc., the mortgage loan servicing software division. First American Financial and Experian management expect the transaction to be accretive to the earnings of both companies.

The new company's headquarters are in St. Petersburg, Florida, the current headquarters of Information Services, and John Long, President of Information Services, has been named president.

The First American Financial Corporation, based in Santa Ana, California, is the nation's leading provider of real estate-related financial and information services. The corporation's subsidiaries include First American Title Insurance Company, a national and international title insurer; First American Real Estate Information Services, Inc., which offers tax reporting and certification, credit reporting, flood certification, mortgage loan servicing systems, appraisal services, mortgage document preparation and field inspection services nationally; First American Home Buyers Protection Corporation, a home warranty company; and First American Capital Management, an investment advisory firm. The corporation also operates First American Trust Company and First Security Thrift Company in Southern California. First American Financial has more than 10,000 employees in over 400 branch offices in the United States and abroad. Information about the Company's subsidiaries and an archive of its press releases can be found at http://www.firstam.com on the Internet.

Experian was formed in November 1996 from the combination of Experian and the CCN Group. Experian employs about 7,000 people in more than 80 offices in the United States, United Kingdom, Continental Europe, Africa and Asia Pacific. Pro forma sales in fiscal year 1996/97 (April 1, 1996 - March 31, 1997) were $890 million. The merged companies are headquartered in Orange, Calif., and Nottingham, U.K. Experian is the world's leading supplier of consumer credit information and solutions. With its acquisition of Direct Marketing Technology Inc. in April 1997, Experian became one of the largest companies in the direct marketing industry worldwide. Direct Tech generated $65 million in sales in fiscal 1996, which ended November 30. For business details, credit products and practical information about managing credit, visit the company online at www.experian.com.

                                      # # #

                                                                         ANNEX H


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 18, 1998

                    THE FIRST AMERICAN FINANCIAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

CALIFORNIA                               0-3658                   95-1068610
(State or Other Jurisdiction           (Commission              (IRS Employer
of Incorporation)                      File Number)          Identification No.)

        114 EAST FIFTH STREET, SANTA ANA, CALIFORNIA         92701-4642
        (Address of Principal Executive Offices)             (Zip Code)

                                 (714) 558-3211
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.   OTHER EVENTS.

          See  the attached Exhibit.


ITEM 7.   EXHIBITS.

     99 Press Release of The First American Financial Corporation dated March 18, 1998.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                THE FIRST AMERICAN FINANCIAL CORPORATION
                                (Registrant)


Date: March 18, 1998            By:    /S/ THOMAS A. KLEMENS
                                       ---------------------
                                Name:  Thomas A. Klemens
                                Title: Executive Vice President
                                       and Chief Financial Officer

                                   EXHIBIT 99


                                                   Contact:  Thomas A. Klemens
                                                      Executive Vice President
                                                       800-854-3643, ext. 7442


              FIRST AMERICAN FINANCIAL TO ACQUIRE CONTOUR SOFTWARE, THE LARGEST MORTGAGE LOAN INDUSTRY SOFTWARE SUPPLIER

SANTA ANA, CALIFORNIA, MARCH 18, 1998 - The First American Financial Corporation (NYSE:FAF) announced today a definitive agreement to acquire California-based Contour Software, the largest supplier of mortgage origination software and services to the mortgage loan industry.

Contour Software provides leading edge, technological solutions to the mortgage lending industry. Contour's practical and efficient software makes the origination process easier and faster for customers such as mortgage brokers, mortgage lenders, credit unions, commercial banks and savings institutions. Contour will become a wholly owned subsidiary of First American Real Estate Information Services, Inc. Terms of the agreement were not disclosed.

"The acquisition of Contour will significantly benefit our customers and enhance the electronic delivery of our products and services," said President Parker S. Kennedy. "Mortgage brokers generate over 50 percent of first mortgages and Contour provides products and services to over 30 percent of the broker market."

"We sought a platform for delivering our origination-related products, such as appraisal, mortgage credit, flood certification and title insurance, to the mortgage broker community," Kennedy continued. "Contour represents the very best platform available. This acquisition is yet another step toward our goal of becoming the only fully integrated, and the most efficient and innovative, real estate information services provider."

First American Real Estate Information Services' President John Long said, "Contour Software is the premier provider of Windows-based mortgage loan origination technology. Contour will provide us with tremendous opportunities to expand our services to the mortgage broker industry and to strengthen our customer base while providing increased efficiency and a streamlined origination process."

"With the backing of the mortgage industry's leading provider of information services, Contour's customers will benefit from the integration and enhancement of mortgage specific software and services," said Scott Cooley, Contour Software president and CEO. "Our clients will now have direct access, right from their lap or desk tops, to First American's complete array of products and services. Lenders using Contour Software are the big winners."

Founded in 1982, Contour Software offers software products for the mortgage lending industry. The company's flagship product, The Mortgage Banking Series, is a complete line of software products for every facet of mortgage lending, from qualification to servicing. With approximately 7,000 customers, Contour is a technology leader with the most complete line of software products and the most electronic commerce connections in the industry. Based in Campbell, California, Contour is a privately held corporation with 100 employees and 25 sales representatives across the nation.

The First American Financial Corporation, based in Santa Ana, California, is the nation's leading provider of real estate-related financial and information services. The corporation's subsidiaries include First American Title Insurance Company, a national and international title insurer; First American Real Estate Information Services, Inc., which offers tax monitoring, credit reporting, property data services, flood certification, field inspection services, appraisal services, mortgage loan servicing systems and mortgage document preparation; First American Home Buyers Protection Corporation, a home warranty company; and First American Capital Management, an investment advisory firm. The Corporation also operates First American Trust Company and First Security Thrift Company in Southern California. First American Financial has more than 13,000 employees in over 400 branch offices in the United States and abroad. Information about the company's subsidiaries and a press release archive are available at http://www.firstam.com.

                                      # # #

                                                                         ANNEX I


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 31, 1998

                    THE FIRST AMERICAN FINANCIAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

CALIFORNIA                            0-3658                 95-1068610
(State or Other Jurisdiction          (Commission            (IRS Employer
of Incorporation)                     File Number)           Identification No.)

114 EAST FIFTH STREET, SANTA ANA, CALIFORNIA         92701-4642
(Address of Principal Executive Offices)             (Zip Code)

(714) 558-3211
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         See the attached Exhibit.


ITEM 7.  EXHIBITS.

         99 Press Release of The First American Financial Corporation dated March 31, 1998.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        THE FIRST AMERICAN FINANCIAL CORPORATION
                                        (Registrant)


Date: March 31, 1998                    By:      /S/ THOMAS A. KLEMENS
                                                 ---------------------
                                        Name:    Thomas A. Klemens
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer

                                   EXHIBIT 99


                                                     Contact:  Thomas A. Klemens
                                                        Executive Vice President
                                                         800-854-3643, ext. 7442

SANTA ANA, CALIFORNIA, MARCH 31, 1998 - The First American Financial Corporation (NYSE: FAF) announced today that it has entered into an agreement to acquire by merger Data Tree Corporation, a California company in the business of providing database management and document imaging systems to county recorders, governmental agencies and the title industry. Each share of Data Tree stock will be converted into the right to receive First American stock. The merger must be approved by the shareholders of Data Tree and is subject to customary closing conditions, including governmental approvals. This transaction is expected to close in the next two months, and the company believes it will be accretive to the earnings of First American Financial. Data Tree will become a part of First American Real Estate Solutions, LLC, the recently formed venture, owned 80 percent by First American and 20 percent by Experian.

     Data Tree has two primary products. Titlescape is a subscription-based, Windows-compliant software package that combines access to on-line historical databases of imaged recorded title documents with integration software that enables customers to combine their processing applications into one system. IDEA (Indexing Document Extraction Application) is a turnkey imaging and document management system designed for county recorders and other government agencies. The system simplifies and expedites the maintenance of documents by allowing the user to convert paper documents and other input media into electronic images and then manage the storage, retrieval and routing of these images.

     According to President Parker S. Kennedy, This acquisition provides the assurance that electronic document imaging and retrieval capabilities will be expanded geographically to meet the needs of our title operations and the title industry at large.

     Through processes that Data Tree has developed we will be able to greatly accelerate the ability to search title and retrieve recorded documents electronically from central locations, Kennedy continued. Efficiency gains resulting from these procedures will work in the long term to assure the ability of the title industry to keep pace with a rapidly changing marketplace. Harish Chopra, president of Data Tree, stated: We are pleased to join forces with First American. Titlescape's land record imaged database will create an important fully integrated platform to benefit the title industry. This alliance will help us expand at an accelerated pace to other key population centers around the country.

     Data Tree was founded in 1988 and is headquartered in San Diego, California, with offices in Arizona, Nevada, Texas and Florida.

     The First American Financial Corporation, based in Santa Ana, California, is the nation's leading provider of real estate-related financial and information services. The corporation's subsidiaries include First American Title Insurance Company, a national and international title insurer; First American Real Estate Information Services, Inc., which offers tax monitoring, credit reporting, property data services, flood certification, field inspection services, appraisal services, mortgage loan servicing systems, and mortgage document preparation nationally; First American Home Buyers Protection Corporation, a home warranty company; and First American Capital Management, an investment advisory firm. The Corporation also operates First American Trust Company and First Security Thrift Company in Southern California. First American Financial has more than 13,000 employees in over 400 branch offices in the United States and abroad. Information about the company's subsidiaries and an archive of its press releases can be found at http://www.firstam.com on the Internet.

                                                                         ANNEX J



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 7, 1998

                    THE FIRST AMERICAN FINANCIAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

CALIFORNIA                          0-3658                      95-1068610
----------                          ------                      ----------
(State or Other Jurisdiction      (Commission                  (IRS Employer
 of Incorporation)                File Number)               Identification No.)

            114 EAST FIFTH STREET, SANTA ANA, CALIFORNIA 92701-4642
            -------------------------------------------------------
              (Address of Principal Executive Offices)   (Zip Code)

                                 (714) 558-3211
                                 --------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.     OTHER EVENTS.

     See the attached Exhibit.


ITEM 7.     EXHIBITS.

99   Press Release  of The  First American  Financial Corporation dated April 7,
     1998.


                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     THE FIRST AMERICAN FINANCIAL CORPORATION
                                     (Registrant)


Date: April 7, 1998                  By:  /S/ THOMAS A. KLEMENS
                                        ---------------------------
                                        Name: Thomas A. Klemens
                                        Title:  Executive Vice President and
                                                Chief Financial Officer

                                                                      EXHIBIT 99

                                             Contact:  Max 0. Valdes, Controller
                                                        714) 558-3211, ext. 7450



SANTA ANA, CALIFORNIA, APRIL 7, 1998-The First American Financial Corporation (NYSE: FAF) announced today the issuance and sale of $100 million of 7.55 percent senior debentures, due April 1, 2028. Chase Securities Inc. and First Chicago Capital Markets, Inc., underwrote the offering.

     The 30-year bonds were issued at 99.456 percent of the principal amount. Net proceeds will be used for general corporate purposes, including, without limitation, repayment of certain debt and the financing of the construction of new corporate facilities.

     The First American Financial Corporation, based in Santa Ana, California, is the nation's leading provider of real estate-related financial and information services. The corporation's subsidiaries include First American Title Insurance Company, a national and international title insurer; First American Real Estate Information Services, Inc., which offers tax monitoring, credit reporting, property data services, flood certification, field inspection services, appraisal services, mortgage loan servicing systems, and mortgage document preparation nationally; First American Home Buyers Protection Corporation, a home warranty company; and First American Capital Management, an investment advisory firm. The Corporation also operates First American Trust Company and First Security Thrift Company in Southern California. First American Financial has more than 13,000 employees in over 400 branch offices in the United States and abroad. Information about the company's subsidiaries and an archive of its press releases can be found at http://www.firstam.com on the Internet.

                                                                         ANNEX K


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                              95-1068610
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

     114 EAST FIFTH STREET
     SANTA ANA, CALIFORNIA                                       92701-4642
(Address of principal executive offices)                         (Zip Code)


If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective            Exchange Act and is effective
pursuant to General Instruction          pursuant to General Instruction
A.(c), please check the following        A.(d), please check the following
box. [X]                                 box. [ ]

Securities Act registration statement file
number to which this form relates:      ________________
                                        (If Applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                      Name of Each Exchange on Which
to be so Registered                      Each Class is to be Registered

Rights to Purchase Series A Junior       New York Stock Exchange
Participating Preferred Shares

Securities to be registered pursuant to Section 12(g) of the Act:

None.

ITEM 1  DESCRIPTION OF SECURITIES TO BE REGISTERED

     On October 23, 1997, the Board of Directors of The First American Financial Corporation, a California corporation (the "Company"), declared a dividend distribution of one Right for each outstanding common share, $1.00 par value (the "Common Shares") of the Company, to shareholders of record at the close of business on November 15, 1997 (the "Record Date"). Each Right entitles the record holder to purchase from the Company one one hundred-thousandth of a share ("Preferred Share Fraction") of the Company's Series A Junior Participating Preferred Shares, $1.00 par value (the "Preferred Shares"), at a price of $265 (the "Purchase Price"), subject to adjustment in certain circumstances. Except as otherwise provided in the Rights Agreement (as defined below), the Purchase Price may be paid, at the election of the registered holder, in cash or by certified bank check or money order payable to the order of the Company. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 23, 1997 (as it may be amended, modified or supplemented from time to time, the "Rights Agreement"), between the Company and Wilmington Trust Company, as Rights Agent.

     Initially, the Rights will be attached to the certificates representing outstanding Common Shares, and no Rights Certificates will be distributed. The Rights will separate from the Common Shares and a "Distribution Date" will occur upon the earlier of (i) the close of business on the tenth day after the date (the "Share Acquisition Date") of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares, or (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors prior to such time as any person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer if, upon consummation thereof, the person or group making such offer would be the beneficial owner of 15% or more of the outstanding Common Shares. Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will bear a legend incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 23, 2007 unless earlier redeemed by the Company as described below.

     Except in the circumstances described below, after the Distribution Date each Right will be exercisable into a Preferred Share Fraction. Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one Common Share. The voting and dividend rights of the Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for fractions of Preferred Shares (other than fractions which are integral multiples of Preferred Share Fractions), the Company may pay cash in accordance with the Rights Agreement.

     In the event that, at any time following the Distribution Date, a Person becomes an Acquiring Person (other than pursuant to an offer for all outstanding Common Shares at a price and on terms which the majority of the independent Directors determine to be fair to, and otherwise in the best interests of, shareholders), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof, Common Shares (or, in certain circumstances, cash, property or other securities, including Preferred Share Fractions, of the Company) having a value equal to two (2) times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may provide that each Right be exchanged for one Common Share (or cash, property or other securities, as the case may be). The only right of a holder of Rights following the Company's election to provide for such exchange shall be to receive the above described securities. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person shall immediately become null and void.

     For example, at an exercise price of $265 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $530 worth of Common Shares (or other equivalent securities, as noted above) for $265. Assuming that the Common Shares had a per share value of $132.50 at such time, the holder of each valid Right would be entitled to purchase four Common Shares (or other equivalent securities, as noted above) for $265. Alternatively, the Company could permit the holder to surrender each Right in exchange for one Common Share (with a value of $132.50) without the payment of any consideration other than the surrender of the Right.

     In the event that, at any time following the Share Acquisition Date, (i) the Company engages in a merger or consolidation in which the Company is not the surviving corporation, (ii) the Company engages in a merger or consolidation with another person in which the Company is the surviving corporation, but in which all or part of its Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred (except with respect to clauses (i) and (ii), a merger or consolidation (a) which follows an offer described in the second preceding paragraph and (b) in which the amount and form of consideration is the same as was paid in such offer), the Rights Agreement provides that proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof, common stock of the acquiring company having a value equal to two (2) times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of Preferred Share Fractions or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on the Preferred Shares or other capital shares, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or securities convertible into Preferred Shares at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares (other than fractions which are integral multiples of Preferred Share Fractions) will be issued upon exercise of the Rights and, in lieu thereof, a cash payment will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

     At any time prior to the earlier of (i) the date on which a person becomes an Acquiring Person and (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, payable in cash or securities or both (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Issuance of Common Shares upon exercise of Rights is subject to regulatory approval. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Any of the provisions of the Rights Agreement, other than certain provisions relating to the principal economic terms of the Rights, may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions, other than certain provisions relating to the principal economic terms of the Rights, of the Rights Agreement may be amended by the Board in order: to cure any ambiguity, defect or inconsistency; to shorten or lengthen any time period under the Rights Agreement; or in any other respect that will not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     As of November 3, 1997 there were 11,773,833 Common Shares issued and outstanding. Each outstanding Common Share on November 15, 1997 will receive one Right. As long as the Rights are attached to the Common Shares and in certain other limited circumstances, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. 1,000 Preferred Shares will initially be reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company.

     The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibits the Certificate of Determination of Series A Junior Participating Preferred Shares, the form of Rights Certificate and the form of Summary of Rights, is attached hereto as an Exhibit and incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such Exhibit.

ITEM 2  EXHIBITS.

Exhibit 4 Form of Rights Agreement, dated as of October 23, 1997, between The First American Financial Corporation and Wilmington Trust Company, which includes as Exhibit A the Form of Certificate of Determination of Series A Junior Participating Preferred Shares, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  THE FIRST AMERICAN FINANCIAL CORPORATION
                                  (Registrant)

Date: November 7, 1997            By:/S/ MARK R ARNESEN
                                  Name:  Mark R Arnesen
                                  Title: Vice President and Secretary

                                                                       EXHIBIT 4



                    THE FIRST AMERICAN FINANCIAL CORPORATION

                                       and

                            WILMINGTON TRUST COMPANY,
                                 as Rights Agent



                                  ------------



                                RIGHTS AGREEMENT

                          Dated as of October 23, 1997


                                TABLE OF CONTENTS

                                                                                                               Page


Section 1.        Certain Definitions...........................................................................  1

Section 2.        Appointment of Rights Agent...................................................................  4

Section 3.        Issue of Rights Certificates..................................................................  4

Section 4.        Form of Rights Certificates...................................................................  6

Section 5.        Countersignature and Registration.............................................................  7

Section 6.        Transfer, Split Up, Combination and Exchange of
                  Rights Certificates; Mutilated, Destroyed, Lost or Stolen
                  Rights Certificates...........................................................................  8

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights.................................  9

Section 8.        Cancellation and Destruction of Rights Certificates........................................... 11

Section 9.        Reservation and Availability of Capital Shares; Registration of Securities.................... 11

Section 10.       Capital Shares Record Date.................................................................... 12

Section 11.       Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights................... 13

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares.................................... 22

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power.......................... 23

Section 14.       Fractional Rights and Fractional Shares....................................................... 27

Section 15.       Rights of Action.............................................................................. 28

Section 16.       Agreement of Rights Holders................................................................... 28

Section 17.       Rights Certificate Holder Not Deemed a Shareholder............................................ 29

Section 18.       Concerning the Rights Agent................................................................... 29

Section 19.       Merger or Consolidation or Change of Name of Rights Agent..................................... 30

Section 20.       Duties of Rights Agent........................................................................ 30

Section 21.       Change of Rights Agent........................................................................ 32

Section 22.       Issuance of New Rights Certificates........................................................... 33

Section 23.       Redemption and Termination.................................................................... 34

Section 24.       Notice of Certain Events...................................................................... 34

Section 25.       Notices....................................................................................... 35

Section 26.       Supplements and Amendments.................................................................... 36

Section 27.       Successors.................................................................................... 36

Section 28.       Determinations and Actions by the Board of Directors, etc..................................... 36

Section 29.       Benefits of this Agreement.................................................................... 37

Section 30.       Severability.................................................................................. 37

Section 31.       Governing Law................................................................................. 37

Section 32.       Counterparts.................................................................................. 37

Section 33.       Descriptive Headings.......................................................................... 37







Exhibit A -       Form of Certificate of Determination of Series A Junior Participating Preferred Shares

Exhibit B -       Form of Rights Certificate

Exhibit C -       Form of Summary of Rights


                                RIGHTS AGREEMENT


     RIGHTS AGREEMENT,  dated as of October 23, 1997 (the "Agreement"),  between
The  First  American  Financial  Corporation,   a  California  corporation  (the
"Company"), and Wilmington Trust Company (the "Rights Agent").

                              W I T N E S S E T H :

     WHEREAS, on October 23, 1997 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one preferred share purchase right (individually a "Right" and collectively the "Rights") for each Common Share (as hereinafter defined) outstanding at the Close of Business on November 15, 1997 (the "Record Date"), and has authorized the issuance of one Right (as such number may be hereinafter adjusted pursuant to the provisions of Section 11(p) hereof) for each Common Share issued or delivered between the Record Date and the earliest of the Distribution Date, the date the Rights are redeemed or the Final Expiration Date (as such terms are hereinafter defined) and as otherwise provided herein, each Right initially representing the right to purchase one Preferred Share Fraction (as hereinafter defined) upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, (iv) any dividend reinvestment plan of the Company or (v) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" (X) as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of such an acquisition and shall, after such acquisition, become the Beneficial Owner of any additional Common Shares (other than by means of any stock dividend or stock split), then such Person shall be deemed to be an "Acquiring Person," or (Y) if within 5 days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause Y), such Person notifies the Board of Directors in writing that such Person became the Beneficial Owner of 15% of more of the Common Shares then outstanding inadvertently and within 2 days after such written notification, such Person is the Beneficial Owner of less than 15% of the outstanding Common Shares.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

     (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to beneficially own, any securities:

          (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights warrants or options, or otherwise; provided, however, that a person shall not be deemed the "Beneficial Owner" of, or to "beneficially own,"
     (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) at any time prior to the occurrence of a Triggering Event, securities issuable upon exercise of the Rights or (C) from and after the occurrence of a Triggering Event, securities issuable upon exercise of Rights which were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

          (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act and any successor provision thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), but excluding customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities until the expiration of forty days after the date of such acquisition, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (c) or disposing of any voting securities of the Company.

     (d) "Board of Directors" shall mean the board of directors of the Company.

     (e) "Business Day" shall mean any day other than a Saturday, Sunday, U.S. federal holiday or a day on which banking institutions in the States of California, Delaware or New York are authorized or obligated by law or executive order to close.

     (f) "Close of Business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

     (g) "Common Shares" shall mean the common shares, $1.00 par value of the Company, except that "Common Shares" when used with reference to any Person other than the Company shall mean the capital shares of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

     (h) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (i) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

     (j) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

     (k)  "Person"  shall  mean  any  individual,  firm,  corporation,   limited
liability company, partnership or other entity, and shall include any successor (by merger or otherwise) to any such entity.

     (l) "Preferred Shares" shall mean Series A Junior Participating Preferred Shares, $1.00 par value, of the Company having the rights and preferences set forth in the form of Certificate of Determination of Series A Junior Participating Preferred Shares attached to this Agreement as Exhibit A.

     (m) "Preferred Share Fraction" shall mean one one hundred-thousandth of a Preferred Share.

     (n) "Purchase Price" shall have the meaning set forth in Section 4 hereof as adjusted by the provisions of Section 11 hereof.

     (o) "Record Date" shall have the meaning set forth in the first Whereas clause.

     (p) "Rights Dividend Declaration Date" shall have the meaning set forth in the first Whereas clause.

     (q) "Section 11(a)(ii) Event" shall mean the event described in Section 11(a)(ii) hereof.

     (r) "Section 13 Event" shall mean any event described in clause (x), (y) or
(z) of Section 13(a) hereof.

     (s) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person, that an Acquiring Person has become such.

     (t) "Subsidiary" shall mean, with reference to any other Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect at least a majority of the directors or other persons performing similar functions is beneficially owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

     (u) "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

     (v)  "Triggering  Event"  shall  mean any  Section  11(a)(ii)  Event or any
Section 13 Event.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3. Issue of Rights Certificates.

     (a) Until Close of Business on the earlier of (i) the tenth day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the Common Shares then outstanding (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"),
(x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares shall be deemed also to be certificates for Rights) and not by separate certificates, and
(y) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). As soon as practicable after its receipt from the Company of a written notice setting forth the Distribution Date, the Rights Agent will send, at the Company's expense, by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company as provided to the Rights Agent, one or more Rights Certificates, prepared by and at the expense of the Company, in substantially the form of Exhibit B hereto (individually a "Rights Certificate" and collectively the "Rights Certificates"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p) hereof, prior to the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) and advise the Rights Agent thereof in writing, so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by Rights Certificates.

     (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding on or after the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares with or without a copy of the Summary of Rights attached thereto and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing Common Shares with or without a copy of the Summary of Rights attached thereto in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares.

     (c) Rights shall be issued in respect of all Common Shares which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Common Share certificates issued after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date, shall also be deemed to be Certificates for Rights and shall bear the following legend:

     "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between The First American Financial Corporation and Wilmington Trust Company, dated October 23, 1997 (as it may be amended, modified or supplemented from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of The First American Financial Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The
     Rights will expire on the Close of Business on October 23, 2007 unless redeemed prior thereto. The First American Financial Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such person or by any subsequent holder, may become null and void."

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any of such Certificates shall also constitute the transfer of the Rights associated with the Common Shares represented by such Certificates. In the event that the Company purchases or acquires any Common Shares after the Record Date but before the Distribution date, any Rights associated with such shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     Section 4. Form of Rights Certificates.

     (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or, in the case of Rights issued with respect to Common Shares issued by the Company after the Record Date, as of the date of issuance of such Common Shares), shall note the date of issuance and on their face shall entitle the holders thereof to purchase such number of Preferred Share Fractions as shall be set forth therein at the price set forth therein (such exercise price per Preferred Share Fraction, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

     (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     "The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement."

The provisions of Section 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificates.

     Section 5. Countersignature and Registration.

     (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or its Secretary, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof. The Rights Certificates shall be countersigned manually by the Rights Agent upon the written direction of the Company, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the certificate number of each of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     Section  6.  Transfer,   Split  Up,  Combination  and  Exchange  of  Rights
Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

     (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or certificates, entitling the registered holder to purchase (or receive) a like number of Preferred Share Fractions (or, following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate, or Certificates surrendered then entitled such holder or holders in the case of a transfer to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to
Section 4(b), Section 7(e) and Section 14 hereof, upon the written direction of the Company, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of the Right of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery, upon the written direction of the Company, to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

     (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate
Purchase Price (except as provided in Section 11(q)) with respect to the surrendered Rights for the total number of the Preferred Share Fractions (or Common Shares, other securities or property, as the case may be) as to which such surrendered Rights are exercisable, prior to the earlier of (i) the Close of Business on October 23, 2007 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which the Rights are exchanged as provided in Section 11(q) hereof (the earlier of (i), (ii) or (iii) being herein referred to as the "Expiration Date").

     (b) The Purchase Price for each Preferred Share Fraction pursuant to the exercise of a Right shall initially be $265, and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

     (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, accompanied by payment (except as provided in Section 11(q)), with respect to each Right so exercised, of the Purchase Price per Preferred Share Fraction (or Common Shares, other securities or property, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to
Section 20(k) and Section 14(b) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for the Preferred Shares) certificates for the total number of Preferred Share Fractions to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests subject to applicable law, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Preferred Share Fractions as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made (x) in cash or by certified bank check or money order payable to the order of the Company, or (y) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares equal to the then Purchase Price divided by the current market price (as determined pursuant to Section 11(d) hereof) per Common Share on the date of such exercise. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be executed by the Company and delivered to the Rights Agent together with a written instruction instructing the Rights Agent to countersign such Rights Certificate and to deliver the same to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or
(iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or other Person as a result of its failure to make, or error in making, any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

     (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company, otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Reservation and Availability of Capital Shares; Registration of Securities.

     (a) The Company covenants and agrees that at all times it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of Common Shares (and/or other securities) which may be required to permit the exercise of the Rights pursuant to this Agreement.

     (b) So long as the Preferred Shares (and following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (and the Company reasonably anticipates that a Right may be exercised), all shares (or other securities) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement (including in accordance with Section 11(a)(iii) hereof), or as soon as is required by law or regulation following the Distribution Date, as the case may be, a registration statement or statements under the Securities Act of 1933 (the "Securities Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form or forms, (ii) cause such registration statement or statements to become effective as soon as practicable after such filing and (iii) cause such registration statement or statements to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement and deliver to the Rights Agent a written notice stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and written notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof would be in violation of applicable law.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Share Fractions (and following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of Preferred Share Fractions (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of a number of Preferred Share Fractions (or Common Shares and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of Preferred Share Fractions (or Common Shares and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Capital Shares Record Date. Each person in whose name any certificate for a number of Preferred Share Fractions (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Share Fractions (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Share Fraction (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Share Fraction (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares (fractional or otherwise) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares or other capital shares, (B) subdivide the outstanding Preferred Shares,
(C) combine the outstanding Preferred Shares into a smaller number of shares, or
(D) issue any share of its capital shares in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in Section 11(a)(ii) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or capital shares, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Preferred Shares or capital shares, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares (or other capital shares, as the case may be) transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

     (ii) In the event any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, any dividend reinvestment plan of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) alone or together with its Affiliates and Associates, shall, at any time after the date hereof, become an Acquiring Person, unless the event causing such threshold to be crossed is a transaction set forth in Section 13(a) hereof, or is an acquisition of Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to shareholders (taking into account all factors which such members of the Board deem relevant including, without limitation, the long-term prospects and value of the Company and the prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of (1) the Company and its shareholders (including the possibility that these interests may best be served by the continued independence of the Company), (2) the Company's employees, suppliers, creditors, customers and (3) the community in which the Company operates, then, promptly following the first occurrence of the event described in Section 11(a)(ii) hereof, proper provision shall be made so that each holder of a Right (except as provided in Section 11(a)(iii), and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of Preferred Share Fractions, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Preferred Share Fractions for which a Right was exercisable by such holder immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (such product, following such first occurrence, shall thereafter be referred to as the Purchase Price for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) hereof) per Common Share on the date of such first occurrence (such number of Common Shares are herein called the "Adjustment Shares").

     (iii) In the event that the number of Common Shares which are authorized but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient, or there shall not have been received regulatory approvals necessary, in each case to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, preferred shares, or Preferred Share Fractions), which the Board of Directors has deemed to have the same value as Common Shares (such shares, "common share equivalents")), (4) debt securities of the Company,
(5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of
(x) a Section 11(a)(ii) Event or (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended by resolution of the Board of Directors to the extent necessary, but not more than ninety (90) days following the first occurrence of a Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement and deliver to the Rights Agent a written notice stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and written notice to the Rights Agent at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current market price (as determined pursuant to Section 11(d) hereof) per Common Share on the Section 11(a)(ii) Trigger Date and the value of any common share equivalents shall be deemed to have the same value as the Common Shares on such date.

     (iv) If the rules of the national securities exchange, registered as such pursuant to Section 6 of the Exchange Act, or of the national securities association, registered as such pursuant to Section 15A of the Exchange Act, on which the Common Shares are principally traded would prohibit such exchange or association from listing or continuing to list, or from authorizing for or continuing quotation and/or transaction reporting through an inter-dealer quotation system, the Common Shares or other equity securities of the Company if the Rights were to be exercised for Common Shares in accordance with subparagraph (ii) of this Section 11(a) because such issuance would nullify, restrict or disparately reduce the per share voting rights of holders of Common Shares or for any other reason, the Company shall: (A) determine the Spread and
(B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) equity securities of the Company, including, without limitation, "common share equivalents," other than securities which would have the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of Common Shares or otherwise cause the prohibition described above, (3) debt securities of the Company, (4) other assets, or (5) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Section 11(a)(ii) Trigger Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, cash having an aggregate value equal to the Spread. To the extent that the Company determines that an action needs to be taken pursuant to the first sentence of this Section 11(a)(iv), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights, but not longer than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement and deliver to the Rights Agent a written notice stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and written notice to the Rights Agent at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the Common Shares shall be the current market price (as determined pursuant to Section 11(d) hereof) per Common Share on the Section 11(a)(ii) Trigger Date and the value of any "common share equivalent" shall be deemed to have the same value as the Common Shares on such date.

     (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Shares entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred
Shares ("Equivalent Preferred Shares")), or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per share of Preferred Shares or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the current market price (as determined pursuant to
Section 11(d) hereof) per share of Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or onto which the convertible securities to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend paid out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in capital shares other than Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to a share of Preferred Shares and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

     (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing price per Common Share for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the current market price per Common Share on any date shall be deemed to be the average of the daily closing price per Common Share for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the then current market price per Common Share is determined during a period following the announcement by the issuer of such Common Shares of (i) any dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into Common Shares (other than the Rights), (ii) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the exdividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, in each such case, the current market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used and shall be conclusive for all purposes. If the Common Shares are not publicly held or not so listed or traded, current market price per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (ii) For the purpose of any computation hereunder, the "current market price" per Preferred Share shall be determined in the same manner as set forth above for the Common Shares in Section 11(d)(i) (other than the last sentence thereof). If the current market price per Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed or traded in a manner described in Section 11(d)(i), the "current market price" per Preferred Share shall be conclusively deemed to be an amount equal to $100,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current market price per Common Share. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current market price" per Preferred Share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) to the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or other share or one one-billionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the  transaction  which  mandates such  adjustment or
(ii) the Expiration Date.

     (f) If as a result of an  adjustment  made  pursuant  to  Section  11(a) or
Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any capital shares other than Preferred Shares, thereafter the number of such other shares receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (e), (g),
(h), (i), (j), (k), (m) and (q) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Share Fractions (or other consideration, as the case may be) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company  shall have  exercised  its  election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Preferred Share
Fractions (calculated to the nearest one ten-thousandth) obtained by (i) multiplying (x) the number of Preferred Share Fractions covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Share Fractions purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Preferred Share Fractions for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement and deliver to the Rights Agent a written notice of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Share Fractions issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Preferred Share Fraction and the number of Preferred Share Fractions which were expressed in the initial Rights Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of Preferred Share Fractions issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Share Fractions at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date the number of Preferred Share Fractions and other capital shares or securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Share Fractions and other capital shares and securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) of Common Shares and other capital shares or securities upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Board of Directors shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holder of its Preferred Shares shall not be taxable to such shareholders.

     (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

     (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or
(iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

     (q)(i) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares of the Company at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

     (ii) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (i) of this Section 11(q) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice and written notice to the Rights Agent of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other that Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held be each holder of Rights.

     (iii) In any exchange pursuant to this Section 11(q), the Company, at its option, may substitute Preferred Shares (or Equivalent Preferred Shares as such term is defined in Section 11(b) hereof) for some or all of the Common Shares exchangeable for Rights, at the initial rate of one one-hundred thousandth of a Preferred Share (or such a fraction of an Equivalent Preferred Share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

     (iv) In the event that there shall not be sufficient Common Shares or Preferred Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 11(q), the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Shares and the Common Shares, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25 hereof. Whenever any determination or calculation is made by the Company as provided in Section 11 or Section 13 hereof or any action that is subject to condition(s) or left to the discretion of the Company as provided in Section 11 or Section 13 hereof is taken by the Company, the Company shall promptly provide written notice thereof to the Rights Agent in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate or notice and on any adjustment, determination, calculation or action therein contained and shall not be deemed to have knowledge of any such adjustment, determination, calculation or action unless it shall have received such certificate or notice.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

     (a) In the event that, following the Share Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for shares or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case and except as set forth in Section 13(f) hereof, proper provision shall be made so that:

          (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Preferred Share Fractions for which a Right is exercisable by such holder immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of such Section 11(a)(ii) Event by the number of Preferred Share Fractions for which a Right was exercisable immediately prior to such first occurrence) and dividing that product (such product, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by
     (2) 50% of the current market price (determined pursuant to Section 11(d)(i) hereof with respect to the Common Shares) per Common Share of such Principal Party on the date of consummation of such Section 13 Event; provided, however, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) and the number of Common Shares of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Shares of such Principal Party after the occurrence of such consolidation, merger, sale or transfer;

          (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

          (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
     Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

          (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Shares) in connection with the consummation of any such transaction as may be necessary to insure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any Section 13 Event in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Shares of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and

          (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

     (b) "Principal Party" shall mean

          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Shares having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case, (1) if the Common Shares of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

     (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense will:

          (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

          (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the Blue Sky laws of such jurisdictions as may be necessary or appropriate;

          (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act;

          (iv) use its best efforts, if the Common Shares of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange or such other national securities exchange, or, if the Common Shares of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on NASDAQ or on such other quotation system then in use; and

          (v) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in
Section 13(a).

     (d) In case the Principal Party has provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with or as a consequence of, the consummation of a transaction referred to in this Section 13 Common Shares of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Shares of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax of similar provision in connection with the issuance of the Common Shares of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with and for the benefit of each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

     (e) The Company covenants and agrees that it shall not, and proper provision shall be made so that the Principal Party shall not, at any time after the Section 13 Event, enter into any transaction of the type described in subparagraphs (x) and (y) of Section 13(a) hereof if (i) at the time of or immediately after such Section 13 Event there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Section 13 Event, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates of (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

     (f) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares that complies with the provisions of Section 11(a)(ii) hereof (or a wholly-owned Subsidiary of any such Person or Persons), (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such tender offer or exchange and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(f), all Rights hereunder shall expire.

     Section 14. Fractional Rights and Fractional Shares.

     (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the "current market value" of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used and shall be conclusive for all purposes.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than integral multiples of Preferred Share Fractions) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than integral multiples of Preferred Share Fractions). In lieu of fractional Preferred Shares that are not Preferred Share Fractions or integral multiples thereof, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Preferred Share. For purposes of this Section 14(b), the "current market value" of one share of Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the "current market value" of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement, except those rights of action vested in the Rights Agent pursuant to Sections 18 through 20 inclusive, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

     Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

     (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall, subject to the last sentence of Section 7(e) hereof, be required to be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Preferred Share Fractions or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent.

     (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to defend and hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and performance of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     (b) The Rights Agent shall be protected and shall incur no liability to anyone for or in respect of any action taken, suffered or omitted by it in connection with its performance of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon advice of counsel as set forth in Section 20 hereof.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent.

     (a) Any corporation or association into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party or any corporation or association succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of current market prices) be proved or established by the Company prior to taking, omitting to take or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall not be liable to anyone hereunder or in connection herewith, except for its own gross negligence, bad faith or willful misconduct, and, without limiting the generality of the foregoing, shall not be liable for any error of judgment made by it.

     (d) The Rights Agent shall not be liable to anyone for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the Rights or the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual written notice of any such adjustment has been received by the Rights Agent); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares or Preferred Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept and follow instructions with respect to the performance of its duties hereunder from any of the Chairman of the Board, the President, any Vice President, the Treasurer and the Secretary of the Company, and is hereby authorized to apply to any of such officers for written advice or instructions in connection with its rights and duties, and it shall be fully protected in relying on any such advice or instructions and shall not be liable to anyone for any action taken, omitted or suffered to be taken by it in good faith in accordance with instructions of any such officer, or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered, or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable to anyone for any action taken, or suffered by, or omission of, the Rights Agent in accordance with the proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date of such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or suffering any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or suffered or omitted. The Rights Agent shall have no duty to take or refrain from taking any action under or in connection with this Agreement, except as expressly provided herein, and no implied duties or obligations (including fiduciary duties) shall be read into this Agreement against the Rights Agent.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur or risk any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without written instructions from the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing to the Company. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any registered holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized, doing business and in good standing under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of any such corporation described in clause (a) above. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but upon payment of all compensation, expenses and other amounts owing to it the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates or, prior to the Distribution Date, the registered holders of Common Shares. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and
(ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23. Redemption and Termination.

     (a) The Board of Directors may, at its option, at any time prior to the earlier of (i) the date on which a Section 11(a)(ii) Event occurs or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price either in Company securities (the value of which shall be based (i) if such securities are Common Shares, on the "current market value" determined in accordance with Section 11(d) hereof or (ii) if such securities are not Common Shares, on a good faith determination by the Board of Directors of the fair value thereof, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) or cash or both; provided that if the Company elects to pay all or part of the Redemption Price in Common Shares, the Company shall not be required to issue any fractional Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded down to the next whole share.

     (b) Immediately upon the redemption of the Rights by the Board of Directors in accordance with Section 23(a) hereof, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of the Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give written notice of such redemption to the Rights Agent and the holders of the outstanding Rights by mailing such notice to the Rights Agent and to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

     Section 24. Notice of Certain Events.

     (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in shares of any class of capital shares to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend paid out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Rights Certificate, to the extent feasible, and in accordance with Section 25 hereof, a written notice of such proposed action, which shall specify the record date for the purposes of such share dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

     (b) Upon the occurrence of a Section 11(a)(ii) Event, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, to the extent feasible, in accordance with Section 25 hereof, a written notice of the occurrence of such event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

     Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  The First American Financial Corporation
                  114 East Fifth Street
                  Santa Ana, California 92701
                  Attention:  Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attention:  Corporate Trust Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26. Supplements and Amendments. Prior to the Distribution Date and except as provided for in this Section 26, the Company may, by resolution of its Board of Directors and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and except as provided for in this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), or (iv) to shorten or lengthen any time period hereunder; provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iv) of this sentence,
(A) a time period relative to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price, or the number of Preferred Share Fractions for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

     Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d(1)(i) of the General Rules and Regulations under the Exchange Act as in effect as of the date hereof. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of Clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

     Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

     Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 33. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                      * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its officer thereunto duly authorized, all as of the day and year first above written.


                                        THE FIRST AMERICAN FINANCIAL CORPORATION



                                        By______________________________________
                                          President



                                        WILMINGTON TRUST COMPANY,
                                          as Rights Agent



                                        By______________________________________
                                          Authorized Signatory

                                    EXHIBIT A


                     FORM OF CERTIFICATE OF DETERMINATION OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED SHARES

                                       of

                    THE FIRST AMERICAN FINANCIAL CORPORATION


     Pursuant to Section 401 of the California General Corporations Law

     We, President, and Secretary, of The First American Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of California, in accordance with the provisions of Section 401 thereof, DO HEREBY CERTIFY:

          (i) That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the said Corporation, the said Board of Directors on October 23, 1997 adopted the resolution set forth below creating a series of preferred shares designated as Series A Junior Participating Preferred Shares; and

          (ii) That none of said shares has yet been issued.

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of Article Sixth of its Articles of Incorporation, the Board of Directors hereby creates a series of preferred shares of the Corporation, the amount, designation, rights, preferences and privileges of which are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Shares" and the number of shares constituting such series shall initially be one thousand (1,000), $1.00 par value, such number of shares to be subject to increase or decrease by action of the Board of Directors as evidenced by a certificate of determination.

     Section 2. Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred shares ranking prior and superior to the shares of Series A Junior Participating Preferred Shares with respect to dividends, the holders of Series A Junior Participating Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100,000 times the aggregate per share amount of all cash dividends, and 100,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the common shares, $1.00 par value, of the Corporation (the "Common Shares") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Shares. In the event the Corporation shall at any time after October 23, 1997 (the "Rights Declaration Date") (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount to which holders of Series A Junior Participating Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Shares as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding Series A Junior Participating Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Junior Participating Preferred Shares, unless the date of issue of such share is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Junior Participating Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Junior Participating Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Junior Participating Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of Series A Junior Participating Preferred Shares shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each Series A Junior Participating Preferred Share shall entitle the holder thereof to 100,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Junior Participating Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of Series A Junior Participating Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C)(i) If at any time dividends on any Series A Junior Participating Preferred Shares shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Series A Junior Participating Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of preferred shares (including holders of the Series A Junior Participating Preferred Shares) (collectively, the "Preferred Shares") with dividends in arrears in an amount equal to (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

     (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Shares may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Shares, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent in number of Preferred Shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Shares shall not affect the exercise by the holders of Preferred Shares of such voting right. At any meeting at which the holders of Preferred Shares shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Shares shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Shares shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Shares as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Shares.

     (iii) Unless the holders of Preferred Shares shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10)% of the total number of Preferred Shares outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Shares, which meeting shall thereupon be called by the Chairman of the Board, the President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Shares are entitled to vote pursuant to this paragraph
(C)(iii) shall be given to each holder of record of Preferred Shares by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10)% of the total number of Preferred Shares outstanding. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

     (iv) In any default period, the holders of Common Shares, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Shares shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Shares shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
(C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph
(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Shares as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Shares as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) Except as set forth herein, holders of Series A Junior Participating Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Shares as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Junior Participating Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Shares;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Shares, except dividends paid ratably on the Series A Junior Participating Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Shares; or

          (iv) redeem or purchase or otherwise acquire for consideration any Series A Junior Participating Preferred Shares, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any Series A Junior Participating Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up.

     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating-Preferred Shares unless, prior thereto, the holders of Series A Junior Participating Preferred Shares shall have received $100,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Junior Participating Preferred Shares unless, prior thereto, the holders of Common Shares shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding Series A Junior Participating Preferred Shares and Common Shares, respectively, holders of Series A Junior Participating Preferred Shares and holders of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Shares and Common Shares, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares.

     (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Junior Participating Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Junior Participating Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section 8. No Redemption. The Series A Junior Participating Preferred Shares shall not be redeemable.

     Section 9. Ranking. The Series A Junior Participating Preferred Shares shall rank junior to all other series of the Corporation's Preferred Shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding Series A Junior Participating Preferred Shares, voting separately as a class.

     Section 11. Fractional Shares. Series A Junior Participating Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Shares.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 23rd day of October, 1997.




                                            ----------------------------
                                            Parker S. Kennedy
                                            President
Attest:




Mark R Arnesen
Secretary

                                    EXHIBIT B


                          [Form of Rights Certificate]


Certificate No. R-                                                  Rights


NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.](F1)

(F1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.


                               Rights Certificate

                    THE FIRST AMERICAN FINANCIAL CORPORATION

     This certifies that , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 23, 1997 (as it may be amended, modified or supplemented from time to time, the "Rights Agreement"), between The First American Financial Corporation, a California corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York time) on the Expiration Date (as defined in the Rights Agreement), which shall not be later than October 23, 2007 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one hundred-thousandth of a share of the Company's Series A Junior Participating Preferred Shares, $1.00 par value (the "Preferred Shares"), at a purchase price of $265 (the "Purchase Price") per one one hundred-thousandth of a Preferred Share (such fraction, a "Preferred Share Fraction"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase set forth on the reverse hereof and the Certificate contained therein duly executed. Except as otherwise provided in Section 11(q) of the Rights Agreement, the Purchase Price shall be paid at the election of the holder in cash or by certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate and the number of Preferred Share Fractions which may be purchased upon exercise thereof and the Purchase Price per Preferred Share Fraction, set forth above, are the number of Rights, number of Preferred Share Fractions and Purchase Price as of _____________, 19__(F2)

(F2) Insert the Distribution Date., based on the Preferred Shares as constituted at such date.

     Except as otherwise provided in the Rights Agreement, upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any rights with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holder of the Rights Certificate, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company as set forth in the Rights Agreement and are also available upon written request to the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights
Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Share Fractions as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Board of Directors of the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of (i) the date on which a Section 11(a)(ii) Event occurs and (ii) the Final Expiration Date.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one hundred-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of __________, ____

ATTEST:                                         THE FIRST AMERICAN FINANCIAL
                                                CORPORATION



By:______________________                       By:____________________________
         Secretary                                 President


                                                WILMINGTON TRUST COMPANY,
                                                  as Rights Agent



                                                By:____________________________
                                                   Authorized Signatory

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)


FOR  VALUE   RECEIVED   _______   hereby  sells,   assigns  and  transfers  unto
_______________ (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________, Attorney, to transfer the within Rights Certificate on the books of the within-named Company with full power of substitution.


Dated:________________             ________________________
                                   Signature

Signature Guaranteed:______________________________________
                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:_________________             _______________________


Signature Guaranteed:______________________________________
                                    NOTICE

     The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE


(To be executed if the registered holder desires to exercise Rights represented by the Rights Certificate.)

To:  THE FIRST AMERICAN FINANCIAL CORPORATION

     The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

________________________________________________________________________________
                         (Please print name and address)

Please insert social security or other identifying number:______________________

     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

________________________________________________________________________________
                         (Please print name and address)

Please insert social security or other identifying number:______________________


Dated:______________________

________________________________________________
                          Signature

Signature Guaranteed:
________________________________________________

                                   CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:______________________

________________________________________________
                          Signature

Signature Guaranteed:
________________________________________________


                                     NOTICE

     The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT C


                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES


     On October 23, 1997, the Board of Directors of The First American Financial Corporation, a California corporation (the "Company"), declared a dividend distribution of one Right for each outstanding share of common stock, $1.00 par value (the "Common Shares") of the Company, to shareholders of record at the close of business on November 15, 1997 (the "Record Date"). Each Right entitles the record holder to purchase from the Company one one hundred-thousandth of a share ("Preferred Share Fraction") of the Company's Series A Junior Participating Preferred Shares, $1.00 par value (the "Preferred Shares") at a price of $265 (the "Purchase Price"), subject to adjustment in certain circumstances. Except as otherwise provided in the Rights Agreement, the Purchase Price may be paid, at the election of the registered holder, in cash or by certified bank check or money order payable to the order of the Company. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 23, 1997 (as it may be amended, modified or supplemented from time to time, the "Rights Agreement"), between the Company and Wilmington Trust Company, as Rights Agent.

     Initially, the Rights will be attached to the certificates representing outstanding Common Shares, and no Rights Certificates will be distributed. The Rights will separate from the Common Shares and a "Distribution Date" will occur upon the earlier of (i) the close of business on the tenth day after the date (the "Share Acquisition Date") of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares, or (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors prior to such time as any person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer if, upon consummation thereof, the person or group making such offer would be the beneficial owner of 15% or more of the outstanding Common Shares. Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 23, 2007 unless earlier redeemed by the Company as described below.

     Except in the circumstances described below, after the Distribution Date each Right will be exercisable into a Preferred Share Fraction. Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one Common Share. The voting and dividend rights of the Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for fractions of Preferred Shares (other than fractions which are integral multiples of Preferred Share Fractions), the Company may pay cash in accordance with the Rights Agreement.

     In the event that, at any time following the Distribution Date, a Person becomes an Acquiring Person (other than pursuant to an offer for all outstanding Common Shares at a price and on terms which the majority of the independent Directors determine to be fair to, and otherwise in the best interests of, shareholders), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof, Common Shares (or, in certain circumstances, cash, property or other securities, including Preferred Share Fractions, of the Company) having a value equal to two (2) times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may provide that each Right be exchanged for one Common Share (or cash, property or other securities, as the case may be). The only right of a holder of Rights following the Company's election to provide for such exchange shall be to receive the above described securities. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person shall immediately become null and void.

     For example, at an exercise price of $265 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $530 worth of Common Shares (or other equivalent securities, as noted above) for $265. Assuming that the Common Shares had a per share value of $132.50 at such time, the holder of each valid Right would be entitled to purchase four Common Shares (or other equivalent securities, as noted above) for $265. Alternatively, the Company could permit the holder to surrender each Right in exchange for one Common Share (with a value of $132.50) without the payment of any consideration other than the surrender of the Right.

     In the event that, at any time following the Share Acquisition Date, (i) the Company engages in a merger or consolidation in which the Company is not the surviving corporation, (ii) the Company engages in a merger or consolidation with another person in which the Company is the surviving corporation, but in which all or part of its Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred (except with respect to clauses (i) and (ii), a merger or consolidation (a) which follows an offer described in the second preceding paragraph and (b) in which the amount and form of consideration is the same as was paid in such offer), the Rights Agreement provides that proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof, common stock of the acquiring company having a value equal to two (2) times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of Preferred Share Fractions or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on the Preferred Shares or other capital shares, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or securities convertible into Preferred Shares at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares (other than fractions which are integral multiples of Preferred Share Fractions) will be issued upon exercise of the Rights and, in lieu thereof, a cash payment will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

     At any time prior to the earlier of (i) the date on which a person becomes an Acquiring Person and (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, payable in cash or securities or both (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Issuance of Common Shares upon exercise of Rights is subject to regulatory approval. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Any of the provisions of the Rights Agreement, other than certain provisions relating to the principal economic terms of the Rights, may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions, other than certain provisions relating to the principal economic terms of the Rights, of the Rights Agreement may be amended by the Board in order: to cure any ambiguity, defect or inconsistency; to shorten or lengthen any time period under the Rights Agreement; or in any other respect that will not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement of the Company on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company upon written request therefor. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                                     PART II

             Information Not Required in Prospectus/Proxy Statement

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     The California indemnification statute, as provided in Section 317 of the California Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

     The Articles of Incorporation of the Registrant provide that: "The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

     The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) the corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Each of the Registrant's 1996 Stock Option Plan and its 1997 Directors' Stock Plan (each individually, the "Plan") provides that, subject to certain conditions, "The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the [Compensation] Committee, and any [other] employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person."

     The Registrant's Deferred Compensation Plan provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
2.1 Agreement and Plan of Merger, dated as of March 27, 1998 by and among the Registrant, Image Acquisition Corp., Data Tree Corporation and Harish Chopra. (1)

3.1 Restated Articles of Incorporation of The First American Financial Corporation dated January 1, 1998. (2)

3.2      Bylaws of The First American Financial Corporation.(*)

4.1 Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation (contained in Exhibit 3.1).(*)

4.2 Rights Agreement, dated as of October 23, 1997 by and among the Registrant and Wilmington Trust company, as Rights Agent. (3)

5.1      Opinion of White & Case LLP.(*)

21.1     Subsidiaries of the Registrant. (4)

23.1     Consent of White & Case LLP (contained in Exhibit 5.1).

23.2     Consent of Price Waterhouse LLP.

23.3     Consent of Ernst & Young LLP, independent auditors.

24.1     Power of Attorney.(*)

99.1     Form of Proxy of Data Tree.(*)

99.2     Form of Notice and Letter of Transmittal.(*)

--------------
(*)      Previously filed.
(1)      Incorporated by reference to Annex A hereto.
(2) Incorporated by reference to Exhibit 3(a) of the Company's Form 10-K for the year ended December 31, 1997, attached as Annex D hereto.
(3)      Incorporated   by   reference   to  Exhibit  4  of   the   Registrant's
         Registration Statement on Form 8-A dated November 7, 1997, attached as Annex K hereto.
(4) Incorporated by reference from Company Form 10-K for the year ended December 31, 1997, attached as Annex D hereto.


ITEM 23. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (5) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration.

     (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (8) That every prospectus: (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be the new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger attached as Annex A to the Prospectus/Proxy
Statement have been omitted. These schedules describe exceptions to the representations and warranties contained in the Agreement and Plan of Merger. The Registrant hereby undertakes to furnish supplementally a copy of any such omitted schedule to the Commission upon request.

                                      * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on May 19, 1998.

                                                THE FIRST AMERICAN FINANCIAL
                                                CORPORATION



                                                By:/s/ Parker S. Kennedy
                                                   -----------------------------
                                                   Parker S. Kennedy, President
                                                   (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:  May 19, 1998              By:/s/ D.P. Kennedy
                                    --------------------------------------------
                                    D.P. Kennedy, Chairman and Director

Date:  May 19, 1998              By:/s/ Parker S. Kennedy
                                    --------------------------------------------
                                    Parker S. Kennedy, President and Director

Date:  May 19, 1998              By:/s/ Thomas A. Klemens
                                    --------------------------------------------
                                    Thomas A. Klemens, Executive Vice
                                    President, Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:  May 19, 1998                 By:/s/George L. Argyros*
                                    --------------------------------------------
                                       George L. Argyros, Director

Date:  May 19, 1998                 By:/s/ Gary J. Beban*
                                    --------------------------------------------
                                       Gary J. Beban, Director

Date:  May 19, 1998                 By:/s/ J. David Chatham*
                                    --------------------------------------------
                                       J. David Chatham, Director

Date:  May 19, 1998                 By:/s/ William G. Davis*
                                    --------------------------------------------
                                       William G. Davis, Director

Date:  May 19, 1998                 By:/s/ James L. Doti*
                                    --------------------------------------------
                                       James L. Doti, Director

Date:  May 19, 1998                 By:/s/ Lewis W. Douglas, Jr.*
                                    --------------------------------------------
                                       Lewis W. Douglas, Jr., Director

Date:  May 19, 1998                 By:/s/ Paul B. Fay, Jr.*
                                    --------------------------------------------
                                       Paul B. Fay, Jr., Director

Date:  May 19, 1998                 By:/s/ Dale F. Frey*
                                    --------------------------------------------
                                       Dale F. Frey, Director

Date:  May 19, 1998                 By:/s/ Anthony R. Moiso*
                                    --------------------------------------------
                                       Anthony R. Moiso, Director

Date:  May 19, 1998                 By:/s/ Rudolph J. Munzer*
                                    --------------------------------------------
                                       Rudolph J. Munzer, Director

Date:  May 19, 1998                 By:/s/ Frank O'Bryan*
                                    --------------------------------------------
                                       Frank O'Bryan, Director

Date:  May 19, 1998                 By:/s/ Roslyn B. Payne*
                                    --------------------------------------------
                                       Roslyn B. Payne, Director

Date:  May 19, 1998                 By:/s/ D. Van Skilling*
                                    --------------------------------------------
                                       D. Van Skilling, Director

Date:  May 19, 1998                 By:/s/ Virginia Ueberroth*
                                    --------------------------------------------
                                       Virginia Ueberroth, Director


*By:/s/ Mark R Arnesen
------------------------------------
    Mark R Arnesen
    Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
2.1 Agreement and Plan of Merger, dated as of March 27, 1998 by and among the Registrant, Image Acquisition Corp., Data Tree Corporation and Harish Chopra. (1)

3.1 Restated Articles of Incorporation of The First American Financial Corporation dated January 1, 1998. (2)

3.2      Bylaws of The First American Financial Corporation.(*)

4.1 Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation (contained in Exhibit 3.1).(*)

4.2 Rights Agreement, dated as of October 23, 1997 by and among the Registrant and Wilmington Trust company, as Rights Agent. (3)

5.1      Opinion of White & Case LLP.(*)

21.1     Subsidiaries of the Registrant. (4)

23.1     Consent of White & Case LLP (contained in Exhibit 5.1).

23.3     Consent of Price Waterhouse LLP.

23.4     Consent of Ernst & Young LLP, independent auditors.

24.1     Power of Attorney.(*)

99.1     Form of Proxy of Data Tree.(*)

99.2     Form of Notice and Letter of Transmittal.(*)

--------------
(*)      Previously filed.
(1)      Incorporated by reference to Annex A hereto.
(2) Incorporated by reference to Exhibit 3(a) of the Company's Form 10-K for the year ended December 31, 1997, attached as Annex D hereto.
(3)      Incorporated   by   reference   to  Exhibit  4  of   the   Registrant's
         Registration Statement on Form 8-A dated November 7, 1997, attached as Annex K hereto.
(4) Incorporated by reference from Company Form 10-K for the year ended December 31, 1997, attached as Annex D hereto.